Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LUMERA CORPORATION

LUMERA CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

1. That the name of the corporation is Lumera Corporation (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 13, 2004.

2. That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the existing Certificate of Incorporation of the Corporation in its entirety.

3. That the Board of Directors of the Corporation, by unanimous written consent dated as of May 14, 2004, adopted resolutions setting forth a proposed amendment and restatement of the existing Certificate of Incorporation of the Corporation in the form hereof, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and submitting the proposed amendment and restatement to the stockholders of the Corporation for consideration thereof.

4. That the stockholders of the Corporation duly adopted said amendment and restatement by written consent dated as of May 19, 2004.

5. That the text of the existing Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is Lumera Corporation (the “Corporation”).

ARTICLE II

The registered office of this Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000 shares, consisting of 120,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and 30,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of this Corporation.

1. Common Stock.

A. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon issuance of any such Preferred Stock.

B. Each share of Common Stock shall be entitled to one vote. There shall be no cumulative voting.

C. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

D. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

2. Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series (but not below the number of shares of such series then outstanding).

ARTICLE V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the

Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE VI

A. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in a manner now or hereafter prescribed by the laws of the State of Delaware at the time in force; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VI.

B. Except as provided in paragraph C or paragraph D of this Article, the provisions in the following Articles may be amended or repealed only upon the affirmative vote of the holders of at least two thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two thirds of the outstanding shares of such class or series, voting as a separate voting group:

Article VI (Amendments to Certificate of Incorporation)

Article VII (Limitation of Director Liability)

Article VIII (Indemnification)

Article IX (Directors)

Article X (Special Voting Requirements)

Article XI (Special Meeting of Stockholders)

C. Notwithstanding the provisions of paragraph B of this Article, and except as provided in paragraph D of this Article, an amendment or repeal of an Article identified in paragraph B of this Article that is approved by a majority of the Continuing Directors (as hereinafter defined), voting separately and as a subclass of directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the DGCL, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

D. Notwithstanding the provisions of paragraphs B or C of this Article, if the amendment or repeal of any Article not identified in paragraph B of this Article shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, and if such amendment or repeal is not otherwise required to be approved by this Corporation’s stockholders pursuant to the provisions of the DGCL or of this Certificate of Incorporation other than this Article VI, then no vote of the stockholders of this Corporation shall be required for approval of such amendment or repeal.

ARTICLE VII

Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE VIII

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The number of directors of this Corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

The directors of this Corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is sought in the manner provided by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE X

In addition to any affirmative vote required by law, by this Certificate of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this Corporation shall be subject to approval in the manner set forth in this Article X.

A. For the purposes of this Article X:

(1) “Business Combination” means (i) a merger, share exchange or consolidation of this Corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this Corporation or any of its Subsidiaries of all or a substantial part of this Corporation’s assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

(2) “Continuing Director” means any member of the Board of Directors who was a member of the Board of Directors on [        ], 2004 or who is elected to the Board of Directors after [        ], 2004 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of directors on such recommendation.

(3) “Subsidiary” means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this Corporation.

B. Except as provided in paragraphs C and D of this Article, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the DGCL, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

C. Notwithstanding paragraph B hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, and if such Business Combination is otherwise required to be approved by this Corporation’s stockholders pursuant to the provisions of the DGCL or of this Certificate of Incorporation other than this Article, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the DGCL, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

D. Notwithstanding paragraphs B or C of this Article, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, and if such Business Combination is not otherwise required to be approved by this Corporation’s stockholders pursuant to the provisions of the DGCL or of this Certificate of Incorporation other than this Article, then no vote of the stockholders of this Corporation shall be required for approval of such Business Combination.

ARTICLE XI

Special meetings of stockholders may be called at any time and for any purpose by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by vote of a majority of the Board of Directors. Further, a special meeting of the stockholders shall be held if the holders of not less than twenty-five (25%) percent of all the votes entitled to be cast on the issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting describing the purpose or purposes for which it is to be held. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE XII

Except as otherwise provided in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-Laws of this Corporation.

ARTICLE XIII

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, LUMERA CORPORATION has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Thomas D. Mino, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this [    ] day of [            ], 2004.

LUMERA CORPORATION, a Delaware Corporation

By:

Name:	Thomas D. Mino
Title:	President

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